Exhibit 4c


                             VOTING RIGHTS AGREEMENT


         VOTING RIGHTS AGREEMENT (the "Agreement"), made as of September 30, 1996 by and among Electric Fuel Corporation, a Delaware corporation (the
"Company"), Leon S. Gross, Robert S. Ehrlich and Yehuda Harats, (each a "Stockholder" and collectively the "Stockholders"), each a holder of shares of common stock of the Company, $.01 par value per share (the "Common Stock").

         WHEREAS, the Stockholders together hold, directly or indirectly, more than 25% of the voting stock of the Company; and

         WHEREAS, pursuant to the stock purchase agreement dated September 30, 1996 between the Company and Leon S. Gross (the "Stock Purchase Agreement"), the Company is selling 1,538,462 shares of its Common Stock to Leon S. Gross in a private placement; and

         WHEREAS, in connection with the Stock Purchase Agreement, the Company and the Stockholders agree to enter into this Agreement. Capitalized terms used in this Agreement and not defined shall have the meanings assigned to them in the Stock Purchase Agreement.

         NOW THEREFORE, in consideration of the premises and agreements set forth herein, the Stockholders agree with each other as follows:

         1. Election of Directors. The Company shall use its best efforts to cause Lawrence M. Miller to be designated as Leon S. Gross' nominee for election to the Board of Directors of the Company (the "Board"); (i) immediately upon satisfaction of all applicable governmental and corporate requirements, which the parties shall use all reasonable efforts to accomplish as expeditiously as possible, after the Closing; (ii) after each of Leon S. Gross and Lawrence M. Miller has executed a confidentiality agreement in the form attached hereto as Exhibit A; and (iii) for so long as Leon S. Gross or his heirs hold in excess of 1,375,000 shares of Common Stock. In the event Lawrence M. Miller shall cease to serve as a member of the Board of Directors for any reason, Leon S. Gross (the "Alternate Director") shall be nominated for election and be a successor to the rights of Mr. Miller in accordance with the terms of this Section 1. Subject to the terms and conditions hereof, until the later of (i) the fifth anniversary of the Closing or (ii) the fifth Meeting of Stockholders following the Closing, each Stockholder agrees to vote all shares of Common Stock or other voting securities of the Company over which such Stockholder has voting control, whether directly or indirectly, and to take all other necessary or desirable actions within his control (whether as a stockholder, director or officer of the Company or otherwise, including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written

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consents  in lieu of  meetings),  so that each of  Lawrence  M.  Miller  (or, if applicable, the Alternate Director), Robert S. Ehrlich and Yehuda Harats (collectively, the "Directors") shall serve as members of the Board. In addition, for so long as Lawrence M. Miller serves as a Director, the Alternate Director shall be entitled to notice of, and shall be entitled to attend, each meeting of the Board of Directors of the Company.

         2. Equity Incentive Plan. At the next Meeting of Stockholders, subject to the terms and conditions hereof, Leon S. Gross agrees to vote all shares of Common Stock or other voting securities of the Company over which he has voting control, whether directly or indirectly, and to take all other necessary or desirable actions within his control (whether as a stockholder, director or officer of the Company or otherwise, including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), for the proposal contained in the proxy statement relating to such Meeting to increase the number of shares authorized to be issued upon the exercise of options under the Company's 1993 Stock Option and Restricted Stock Purchase Plan, as approved by the Board.

         3. Termination. In addition to the ability to exercise the remedies provided for in Section 5 hereof, each Director's obligations under this Agreement shall terminate with respect to each other Director if such other Director does not nominate any of the Directors or does not vote his Common Stock for any of the Directors, whether or not such other Director's failure to vote to elect such Director as director of the Company was in violation of this Agreement.

         4. Assignment. Except as otherwise expressly provided herein, the rights and obligations set forth in this Agreement may only be assigned with the express written consent of the Company and Stockholder or Stockholders not transferring rights and obligations under this Agreement and in accordance with the provisions of this Section 4.

         5. Filings. Each of the Stockholders agrees to promptly file with the Securities and Exchange Commission all requisite filings required under the Securities Exchange Act of 1934, as amended, with respect to their ownership of shares of Common Stock and the provisions of this Agreement.

         6. Remedies. The parties will be entitled to enforce his or its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in his or its favor. The parties agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in his or its sole discretion apply to any court of law or equity of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Agreement.


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         7.   Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the matters contemplated herein, and supersedes any and all prior understandings as to the subject matter of this Agreement.

         8. General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural, the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflicts or choice of law principles which would cause the application of the internal laws of any jurisdiction other than the State of Delaware.

         9. Severability. If any provisions of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

         10. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

         11. Legend. Each certificate representing Common Stock of the Stockholders shall hereafter state therein:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
         SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS' VOTING
         AGREEMENT DATED AS OF SEPTEMBER 30, 1996 AMONG THE
         STOCKHOLDERS NAMED THEREIN."



            [The rest of this page has been intentionally left blank]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                     ELECTRIC FUEL CORPORATION


                                                     By:_______________________



                                                     --------------------------
                                                     Leon S. Gross


                                                     --------------------------
                                                     Robert S. Ehrlich


                                                     --------------------------
                                                     Yehuda Harats

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                                                                -   Exhibit A to
                                                                   Voting Rights
                                                                       Agreement


                                                     October 2, 1996



Mr. Robert S. Ehrlich
Chairman and Chief Financial Officer
Electric Fuel Corporation
885 Third Avenue, Suite 2900
New York, NY 10022

Dear Bob:

         As an observer of the Board of Directors of Electric Fuel Corporation, a Delaware corporation ("EFC"), I will receive certain information which may be deemed confidential by EFC. I recognize and acknowledge the potential competitive value of the confidential information to be provided and the damage that could result to EFC if such information is disclosed to any third party. Accordingly, in order to avoid misunderstandings or disagreements, EFC has stated that it will provide confidential information to me only on the condition that this letter is signed by me indicating my understanding of, and agreement to, its contents.

         The undersigned agrees that:

         1. EFC's confidential information shall mean all information disclosed to me in any manner, whether orally, visually or in tangible form and all copies thereof, whether created by EFC or by me, other than information that:

                  a. I can demonstrate is already known to me otherwise than as a result of (i) disclosure pursuant to this letter or (ii) disclosures I knew or should have known would be a violation of a legal, contractual or fiduciary obligation owed to EFC.

                  b. is generally known to the public or in the public domain, other than as a result of disclosure by me;

                  c. I can demonstrate is subsequently lawfully obtained by me from a third party having rights therein not in violation of any confidentiality requirements of such third party; or


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                  d. is  required  to be  disclosed  by  order  of any  court or governmental agency having jurisdiction over EFC or pursuant to any governmental regulations, provided that I will as soon as practicable notify EFC of such requirement or proposed requirement so that EFC may seek an appropriate protective order.

         2. I agree to comply with the Company's policies on securities trading. I acknowledge and understand that receipt of EFC's confidential information puts me in possession of material non-public information, and that any purchase or sale of securities of EFC based on this information would be a violation of federal and state securities laws.

         3. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this letter agreement, and that EFC shall be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this letter agreement, but shall be in addition to all other remedies available at law or in equity. In the event of litigation concerning this letter agreement, if a court of competent jurisdiction determines in a final, nonappealable order that I have breached this letter agreement, then I shall be liable for and pay to EFC the reasonable legal fees EFC incurred in connection with such litigation, including any appeal therefrom.


                                         Very truly yours,


                                         [Member/Observer of Board of Directors]


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